EXHIBIT 10.1


First sheet: the original (white) to pledgee Second sheet: the copy (blue) to applicator Third sheet: the reserved copy (yellow) kept by this company

Promissory Note
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By showing the certificate, the twenty millions in New Taiwan Dollars is allowed
rendering to China Trust & Investment Corporation or his proxy on   .

Hereby

     The interest shall be paid monthly according to the standard annual interest rate 3.63% plus annual interest rate 0.62% and total in annual interest rate 4.25% since the issuance day, and your company is eligible to adjust once on every first day of January, March, May, July, September and November in accordance with standard interest plus original raising quota. In addition, as the reorganization of your company, the promiser agrees to pay the interest every month based on newly made standard rate plus raising quota, and uses the difference of standard interest rate before and after said alternation as the scope of raising quota adjustment, only the agreed bearing real interest rate remains unchanged.

     For delay payment of the principle or interests, the penalty shall be calculated by 10% of preceding appointed interest rate since the due day of principle or the rendering day of interest if the overdue payment is less than six month; and double of preceding calculation if it exceeds six months.

     This note is exempt from being nonacceptance certificate


                              Place of Payment: Sanchung Branch
                              No.9 Chungshin Road Section 2, Sanchung City

      Check Issuer:

      Address:

      Address:

      Address:

      Address:


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